Exhibit 23-a



                  CONSENT OF COUNSEL


     As Senior Vice President-Corporate Services,
Corporate Secretary and Chief Legal Officer of Kansas
City Power & Light Company, I have reviewed the statements as to matters of law and legal conclusions in the Annual Report on Form 10-K for the fiscal year ended December 31, 1999, and consent to the incorporation by reference of such statements in the Company's previously-filed Form S-3 Registration
Statements (Registration No. 33-51799, Registration
No. 333-17285, and Registration No. 333-18139) and Form
S-8 Registration Statements (Registration No. 33-45618 and Registration No. 333-49353).



                          /s/Jeanie Sell Latz
                          Jeanie Sell Latz


Kansas City, Missouri
February 10, 2000